UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

UNITED AMERICAN HEALTHCARE CORPORATION

(Name of registrant as specified in its charter)

JOHN M. FIFE

(Name of person(s) filing proxy statement, if other than the registrant)

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Information Concerning Participants in the Solicitation of Proxies by

John M. Fife and Affiliated Persons in Connection with the 2010 Annual Meeting of Stockholders of United American Healthcare Corporation

(Furnished pursuant to Rule 14a-12 of the Securities Exchange Act of 1934)

Each of (i) John M. Fife (“Fife”), and (ii) certain other persons identified below are participants in the solicitation of proxies by Mr. Fife and persons affiliated with Mr. Fife at the 2010 Annual Meeting of Stockholders of United American Healthcare Corporation (“UAHC”) scheduled to be held on April 23, 2010, including any and all adjournments, postponements, continuations or rescheduling thereof, or any other meeting of stockholders held in lieu thereof (the “Annual Meeting”).

Mr. Fife is the beneficial owner of 1,499,139 shares of UAHC which in the aggregate represents approximately 18.42% of the outstanding shares of UAHC as of January 15, 2010 (based on 8,137,903 stated to be the number of outstanding shares of UAHC as set forth by UAHC in its 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 16, 2009).

On January 22, 2010, Mr. Fife delivered a letter to the Secretary of UAHC that states that he will nominate three directors to stand for election at the Annual Meeting.

Set forth below are the names of the individuals to be nominated by Mr. Fife as nominees (the “Nominees”) to stand for election at the Annual Meeting that are participants in the solicitation of proxies by John M. Fife and persons affiliated with John M. Fife.

Nominees:

Robert Sullivan

Mathew Tolman

Scott Leece

Robert T. Sullivan, 62, is Chief Financial Officer of Chicago Venture Partners, LP, a private equity fund based in Chicago, IL. Mr. Sullivan has served as the CFO of Chicago Venture Partners, LP since 2002. Mr. Sullivan is also the CFO of Typenex Medical, LLC, and Pulse Systems, LLC, which are portfolio companies of Chicago Venture Partners, L.P.

From May 2004 until November of 2006, Mr. Sullivan served as the CFO of Iliad Management LLC, a Commodity Trading Advisor and Commodity Pool Operator. Iliad Management LLC served as an advisor to various managed futures accounts. All of the above named entities are controlled by Mr. Fife.

For fifteen years from approximately 1976-1992, Mr. Sullivan worked at various positions including Treasurer of Evangelical Health Systems (now Advocate Healthcare). Mr. Sullivan holds a B.S. from Roosevelt University (Chicago), and an M.B.A. from the University of Chicago.

Scott Leece, 33, is currently the General Manager of Typenex Medical LLC, a privately-held medical device company, which is controlled by Mr. Fife. Mr. Leece has been with Typenex since April 2008. Prior to his time at Typenex, he spent seven years at Cardinal Health in various roles in both marketing management and R&D. Mr. Leece graduated from the University of Illinois-Champaign with a B.S. in Chemical Engineering in 1998 and from the Kellogg School of Management with a M.B.A. in 2005.

Matthew Tolman, 34, is a licensed practicing lawyer who has spent the past five years serving as in-house counsel to several hedge funds and venture funds, including Fife Trading, Inc. and Iliad Research and Trading L.P., which are both controlled by Mr. Fife. Prior to his current positions, Mr. Tolman was in private law practice. Mr. Tolman holds a B.A. from Brigham Young University and a J.D. from Chicago-Kent College of Law.

Mr. Fife believes that the Nominees, if elected, will exercise their independent judgment and duties as directors of UAHC. Other than as described above, none of the Nominees has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Mr. Fife expects that each of the Nominees, if elected, will be entitled to receive compensation customarily paid by UAHC to its non-executive directors. Mr. Fife anticipates that the definitive proxy statement to be filed by UAHC in connection with the Annual Meeting will describe this compensation. Mr. Fife expects that the Nominees, if elected, will be indemnified for service as directors of UAHC to the same extent indemnification is provided to the current directors of UAHC and that such Nominees will be covered by UAHC’s director and officer liability insurance.

Each of the Nominees has consented to serve as a director of UAHC if elected and to being named in this Statement. The Nominees will not receive any compensation from Mr. Fife or his affiliates for their services as directors of UAHC. Other than as stated herein, there are no arrangements or understandings between Mr. Fife or his affiliates and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Statement and to serve as a director of UAHC if elected as such at the Annual Meeting. None of the Nominees is a party adverse to UAHC or any of its subsidiaries or has a material interest adverse to UAHC or any of its subsidiaries in any material pending legal proceedings.

As of the date hereof, Messrs. Sullivan, Leece and Tolman do not own any Shares, and disclaim any beneficial ownership of Shares held by Mr. Fife or his affiliates.

Except as set forth in this Proxy Statement, (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of UAHC; (iii) no participant in this solicitation owns any securities of UAHC which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of UAHC during the past two years; (v) no part of the purchase price or market value of the securities of UAHC owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of UAHC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of UAHC; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of UAHC; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of UAHC’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which UAHC or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by UAHC or its affiliates, or with respect to any future transactions to which UAHC or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

Mr. John M. Fife is a resident of Chicago, Illinois, a U.S. citizen, and a professional investor. Mr. Fife is President of CVM, Inc., which is the manager of Chicago Venture Management, LLC. Chicago Venture Management, LLC is the general partner of Chicago Venture Partners, L.P., a private equity fund based in Chicago, Illinois. Mr. Fife has served as the President of CVM, Inc. since 1998. Mr. Fife is also the Chairman of Typenex Medical, LLC, the Chairman of Pulse Systems, LLC and a board member of Strategix Performance, Inc., all of which are portfolio companies of Chicago Venture Partners, L.P. Mr. Fife also controls Iliad Research and Trading, L.P., a Delaware limited partnership (“Iliad”), which is engaged in the investment management business for the proprietary account of Mr. John M. Fife; and Mr. Fife controls Iliad Management, LLC, a Delaware limited liability company, which is the general partner of Iliad and manages the affairs of Iliad; and Mr. Fife controls Fife Trading, Inc., an Illinois corporation, which is the manager of Iliad Management.

Mr. Fife is also the President of Utah Resources International, Inc., a Utah-based real estate and oil & gas investment company. Mr. Fife has served in that position since 1996. Mr. Fife is also the President of Property Tax Assessor Records Corp. He has served in that position since 1992. Mr. Fife received a B.S. from Brigham Young University and a M.B.A. from Harvard University.

Additional Information:

Mr. Fife intends to file a proxy statement in connection with the solicitation of proxies at the Annual Meeting. UAHC STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION. Copies of any documents filed by UAHC with the Securities and Exchange Commission (the “SEC”) are available free of charge through the web site maintained by the SEC at www.sec.gov, by calling the SEC at telephone number 800-SEC-0330 or by directing a request to Mr. Matthew Tolman, 303 East Wacker Drive, Suite 311, Chicago, IL 60601.